Exhibit 99.1

Press Release

July 24, 2025

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported second quarter 2025 net income of $8.0 million, or $0.47 per diluted common share, compared to first quarter 2025 net income of $7.8 million, or $0.46 per diluted common share, and second quarter 2024 net income of $5.2 million, or $0.31 per diluted common share. For the first six months of 2025, net income was $15.8 million, or $0.93 per diluted common share, compared to $11.0 million, or $0.65 per diluted common share, for the first six months of 2024. On July 23, 2025, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on August 20, 2025, to stockholders of record on August 6, 2025.

David Nelson, President and Chief Executive Officer of the Company, commented, “We had a solid second quarter and have significantly improved year-to-date net interest income, net interest margin and efficiency ratio compared to the first six months of 2024. We believe that we are well positioned for continued improvement in earnings through asset repricing while controlling funding costs and maintaining our pristine credit quality.”

David Nelson added, “Our best-in-class credit quality metrics continue to be extremely strong. We had no loans on nonaccrual status and no loans past due greater than 90 days at June 30, 2025. Loan balances have been relatively flat this year as loan production has been offset by payoffs resulting from customers selling business assets and refinancing commercial real estate in the secondary market. We continue to identify high-quality opportunities for growing our core customer base in all of our markets.”

Second Quarter 2025 Financial Highlights

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024
Net income (in thousands)	$7,979	$7,842	$5,192
Return on average equity	13.65%	13.84%	9.50%
Return on average assets	0.80%	0.81%	0.53%
Efficiency ratio (a non-GAAP measure)	56.45%	56.37%	67.14%
Nonperforming assets to total assets	0.00%	0.00%	0.01%

Second Quarter 2025 Compared to First Quarter 2025 Overview

•Loans decreased $50.1 million in the second quarter of 2025, primarily due to a decrease in commercial loans and commercial real estate loans, partially offset by an increase in construction loans. The decrease in loan balances in the second quarter of 2025 was primarily due to payoffs resulting from customers selling business assets and refinancing commercial real estate in the secondary market, along with a slight reduction in the utilization of lines of credit within the commercial loans segment.

•No credit loss expense on loans was recorded in either the second or first quarter of 2025.

•The allowance for credit losses to total loans was 1.03 percent at June 30, 2025, compared to 1.01 percent at March 31, 2025. There were no nonaccrual loans at June 30, 2025, compared to one nonaccrual loan with a balance of $181 thousand at March 31, 2025.

•Deposits increased $67.5 million, or 2.0 percent, in the second quarter of 2025. Brokered deposits totaled $208.3 million at June 30, 2025, compared to $335.5 million at March 31, 2025, a decrease of $127.2 million. Excluding brokered deposits, deposits increased $194.7 million, or 6.5 percent, during the second quarter of 2025. In the second quarter of 2025, a local municipal customer deposited approximately $243.0 million of bond proceeds that are expected to be withdrawn over 24 months. As of June 30, 2025, estimated uninsured deposits, which exclude deposits in a reciprocal deposit network, brokered deposits and public funds protected by state programs, accounted for approximately 27.2 percent of total deposits.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.27 percent for the second quarter of 2025, compared to 2.28 percent for the first quarter of 2025. Net interest income for the second quarter of 2025 was $21.4 million, compared to $20.9 million for the first quarter of 2025. The increase in net interest income was primarily due to an increase in interest income on deposits with banks due to the increase in the average balance of interest-earning deposits with banks.

•The efficiency ratio (a non-GAAP measure) was 56.45 percent for the second quarter of 2025, compared to 56.37 percent for the first quarter of 2025.
•The tangible common equity ratio was 5.94 percent as of June 30, 2025, compared to 5.97 percent as of March 31, 2025.

Second Quarter 2025 Compared to Second Quarter 2024 Overview

•Loans decreased $32.4 million at June 30, 2025, or 1.1 percent, compared to June 30, 2024. The decrease was primarily due to the decreases in commercial loans and construction loans, partially offset by an increase in commercial real estate loans. The decrease in commercial loan balances at June 30, 2025 compared to June 30, 2024 was primarily due to a reduction in the utilization of lines of credit.

•Deposits increased $211.1 million, or 6.6 percent, at June 30, 2025, compared to June 30, 2024. Included in deposits were brokered deposits totaling $208.3 million at June 30, 2025, compared to $370.3 million at June 30, 2024. Excluding brokered deposits, deposits increased $373.1 million, or 13.3 percent, as of June 30, 2025, compared to June 30, 2024. In the second quarter of 2025, a local municipal customer deposited approximately $243.0 million of bond proceeds that are expected to be withdrawn over 24 months.
•Borrowed funds decreased to $390.3 million at June 30, 2025, compared to $525.5 million at June 30, 2024. The decrease was primarily attributable to a decrease of $85.5 million in federal funds purchased and other short-term borrowings and a decrease of $45.0 million in Federal Home Loan Bank advances. The decrease in borrowed funds balances resulted primarily from the increase in deposits since June 30, 2024.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.27 percent for the second quarter of 2025, compared to 1.86 percent for the second quarter of 2024. Net interest income for the second quarter of 2025 was $21.4 million, compared to $17.2 million for the second quarter of 2024. The increase in net interest margin and net interest income was primarily due to the decrease in interest expense on deposits and borrowed funds. The cost of deposits and cost of borrowed funds decreased by 51 and 46 basis points, respectively, in the second quarter of 2025 compared to the second quarter of 2024. Also contributing to the improvement was an increase in average deposit balances of $248.4 million, in comparing the same time periods, which resulted in the reduction of higher-cost borrowed funds and an increase in interest-earning deposits with banks.
•The efficiency ratio (a non-GAAP measure) was 56.45 percent for the second quarter of 2025, compared to 67.14 percent for the second quarter of 2024. The improvement in the efficiency ratio in the second quarter of 2025 compared to the second quarter of 2024 was primarily due to the increase in net interest income, partially offset by an increase in noninterest expense.

•The tangible common equity ratio was 5.94 percent as of June 30, 2025, compared to 5.65 percent as of June 30, 2024. The increase in the tangible common equity ratio was due to retained net income and the decrease in accumulated other comprehensive loss.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, July 24, 2025. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 7846129. A recording of the call will be available until August 7, 2025, by dialing 800-770-2030. The conference ID for the replay call is 7846129, followed by the # key.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the threat or imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; changes in local, national and international economic conditions, including the level and impact of inflation, and future monetary policies of the Federal Reserve in response thereto, and possible recession; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the 2024 presidential election; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets
Cash and due from banks	$35,796	$39,253	$28,750	$34,157	$27,994
Interest-earning deposits with banks	212,450	171,357	214,728	123,646	121,825
Securities purchased under agreements to resell	96,955	—	—	—	—
Securities available for sale, at fair value	536,709	546,619	544,565	597,745	588,452
Federal Home Loan Bank stock, at cost	15,311	15,216	15,129	17,195	21,065
Loans	2,966,357	3,016,471	3,004,860	3,021,221	2,998,774
Allowance for credit losses	(30,539)	(30,526)	(30,432)	(29,419)	(28,422)
Loans, net	2,935,818	2,985,945	2,974,428	2,991,802	2,970,352
Premises and equipment, net	109,806	110,270	109,985	106,771	101,965
Bank-owned life insurance	45,567	45,272	44,990	44,703	44,416
Other assets	68,257	72,737	82,416	72,547	89,046
Total assets	$4,056,669	$3,986,669	$4,014,991	$3,988,566	$3,965,115

Liabilities and Stockholders’ Equity
Deposits	$3,391,993	$3,324,518	$3,357,596	$3,278,553	$3,180,922
Federal funds purchased and other short-term borrowings	—	—	—	—	85,500
Other borrowings	390,260	391,445	392,629	438,814	439,998
Other liabilities	33,486	32,833	36,891	35,846	34,812
Stockholders’ equity	240,930	237,873	227,875	235,353	223,883
Total liabilities and stockholders’ equity	$4,056,669	$3,986,669	$4,014,991	$3,988,566	$3,965,115

	For the Quarter Ended
AVERAGE BALANCES	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets	$4,016,490	$3,944,789	$4,135,049	$3,973,824	$3,964,109
Loans	2,989,638	3,016,119	3,007,558	2,991,272	2,994,492
Deposits	3,353,982	3,284,394	3,434,234	3,258,669	3,123,282
Stockholders’ equity	234,399	229,874	230,720	227,513	219,771

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Commercial	$500,854	$531,267	$514,232	$512,884	$526,589
Real estate:
Construction, land and land development	459,037	451,230	508,147	520,516	496,864
1-4 family residential first mortgages	86,173	86,292	87,858	89,749	92,230
Home equity	24,285	21,961	19,294	17,140	15,264
Commercial	1,875,857	1,909,330	1,861,195	1,870,132	1,856,301
Consumer and other	22,900	19,323	17,287	14,261	15,234
	2,969,106	3,019,403	3,008,013	3,024,682	3,002,482
Net unamortized fees and costs	(2,749)	(2,932)	(3,153)	(3,461)	(3,708)
Total loans	$2,966,357	$3,016,471	$3,004,860	$3,021,221	$2,998,774
Less: allowance for credit losses	(30,539)	(30,526)	(30,432)	(29,419)	(28,422)
Net loans	$2,935,818	$2,985,945	$2,974,428	$2,991,802	$2,970,352

CREDIT QUALITY
Pass	$2,958,318	$3,011,231	$2,999,531	$3,016,493	$2,994,310
Watch	10,788	7,991	8,349	7,956	7,651
Substandard	—	181	133	233	521
Doubtful	—	—	—	—	—
Total loans	$2,969,106	$3,019,403	$3,008,013	$3,024,682	$3,002,482

DEPOSITS
Noninterest-bearing demand	$521,990	$519,771	$541,053	$525,332	$530,441
Interest-bearing demand	461,207	517,409	543,855	438,402	443,658
Savings and money market - non-brokered	1,749,049	1,490,189	1,517,510	1,481,840	1,483,264
Money market - brokered	98,877	143,423	126,381	123,780	97,259
Total nonmaturity deposits	2,831,123	2,670,792	2,728,799	2,569,354	2,554,622
Time - non-brokered	451,463	461,655	488,760	407,109	353,269
Time - brokered	109,407	192,071	140,037	302,090	273,031
Total time deposits	560,870	653,726	628,797	709,199	626,300
Total deposits	$3,391,993	$3,324,518	$3,357,596	$3,278,553	$3,180,922

BORROWINGS
Federal funds purchased and other short-term borrowings	$—	$—	$—	$—	$85,500
Subordinated notes, net	80,024	79,959	79,893	79,828	79,762
Federal Home Loan Bank advances	270,000	270,000	270,000	315,000	315,000
Long-term debt	40,236	41,486	42,736	43,986	45,236
Total borrowings	$390,260	$391,445	$392,629	$438,814	$525,498

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	35,773	35,072	35,619	34,960	34,322
Retained earnings	285,990	282,247	278,613	275,724	273,981
Accumulated other comprehensive loss	(83,833)	(82,446)	(89,357)	(78,331)	(87,420)
Total stockholders’ equity	$240,930	$237,873	$227,875	$235,353	$223,883

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest income:
Loans, including fees	$41,666	$40,988	$41,822	$42,504	$41,700
Securities:
Taxable	2,685	2,788	2,959	3,261	3,394
Tax-exempt	742	743	795	806	808
Deposits with banks	2,847	1,617	3,740	2,041	1,666
Securities purchased under agreements to resell	22	—	—	—	—
Total interest income	47,962	46,136	49,316	48,612	47,568
Interest expense:
Deposits	22,676	21,423	25,706	26,076	23,943
Federal funds purchased and other short-term borrowings	—	—	—	115	1,950
Subordinated notes	1,104	1,105	1,106	1,112	1,105
Federal Home Loan Bank advances	2,259	2,235	2,522	2,748	2,718
Long-term debt	504	518	560	601	622
Total interest expense	26,543	25,281	29,894	30,652	30,338
Net interest income	21,419	20,855	19,422	17,960	17,230
Credit loss expense	—	—	1,000	—	—
Net interest income after credit loss expense	21,419	20,855	18,422	17,960	17,230
Noninterest income:
Service charges on deposit accounts	486	471	462	459	462
Debit card usage fees	478	446	471	500	490
Trust services	801	777	1,051	828	794
Increase in cash value of bank-owned life insurance	295	282	287	287	278
Realized securities losses, net	—	—	(1,172)	—	—
Other income	350	267	331	285	322
Total noninterest income	2,410	2,243	1,430	2,359	2,346
Noninterest expense:
Salaries and employee benefits	7,343	7,004	7,107	6,823	7,169
Occupancy and equipment	2,034	1,963	2,095	1,926	1,852
Data processing	643	617	752	771	754
Technology and software	791	786	743	722	731
FDIC insurance	670	587	699	711	631
Professional fees	303	308	301	239	244
Director fees	202	206	170	223	236
Other expenses	1,499	1,592	1,532	1,477	1,577
Total noninterest expense	13,485	13,063	13,399	12,892	13,194
Income before income taxes	10,344	10,035	6,453	7,427	6,382
Income taxes	2,365	2,193	(644)	1,475	1,190
Net income	$7,979	$7,842	$7,097	$5,952	$5,192

Basic earnings per common share	$0.47	$0.47	$0.42	$0.35	$0.31
Diluted earnings per common share	$0.47	$0.46	$0.42	$0.35	$0.31

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Six Months Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2025	June 30, 2024
Interest income:
Loans, including fees	$82,654	$81,896
Securities:
Taxable	5,473	6,810
Tax-exempt	1,485	1,618
Deposits with banks	4,464	1,814
Securities purchased under agreements to resell	22	—
Total interest income	94,098	92,138
Interest expense:
Deposits	44,099	45,502
Federal funds purchased and other short-term borrowings	—	4,133
Subordinated notes	2,209	2,213
Federal Home Loan Bank advances	4,494	5,043
Long-term debt	1,022	1,267
Total interest expense	51,824	58,158
Net interest income	42,274	33,980
Credit loss expense	—	—
Net interest income after credit loss expense	42,274	33,980
Noninterest income:
Service charges on deposit accounts	957	922
Debit card usage fees	924	948
Trust services	1,578	1,570
Increase in cash value of bank-owned life insurance	577	552
Other income	617	653
Total noninterest income	4,653	4,645
Noninterest expense:
Salaries and employee benefits	14,347	13,658
Occupancy and equipment	3,997	3,299
Data processing	1,260	1,468
Technology and software	1,577	1,431
FDIC insurance	1,257	1,150
Professional fees	611	501
Director fees	408	435
Other expenses	3,091	3,120
Total noninterest expense	26,548	25,062
Income before income taxes	20,379	13,563
Income taxes	4,558	2,562
Net income	$15,821	$11,001

Basic earnings per common share	$0.94	$0.66
Diluted earnings per common share	$0.93	$0.65

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
COMMON SHARE DATA	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Earnings per common share (basic)	$0.47	$0.47	$0.42	$0.35	$0.31	$0.94	$0.66
Earnings per common share (diluted)	0.47	0.46	0.42	0.35	0.31	0.93	0.65
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.50	0.50
Book value per common share(1)	14.22	14.06	13.54	13.98	13.30
Closing stock price	19.63	19.94	21.65	19.01	17.90
Market price/book value(2)	138.05%	141.82%	159.90%	135.98%	134.59%
Price earnings ratio(3)	10.41	10.46	12.96	13.65	14.36
Annualized dividend yield(4)	5.09%	5.02%	4.62%	5.26%	5.59%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.53%	12.18%	12.11%	11.95%	11.85%
Tier 1 risk-based capital ratio	9.89	9.59	9.51	9.39	9.30
Tier 1 leverage capital ratio	8.33	8.36	7.93	8.15	8.08
Common equity tier 1 ratio	9.32	9.02	8.95	8.83	8.74
West Bank:
Total risk-based capital ratio	13.21%	12.90%	12.86%	12.73%	12.66%
Tier 1 risk-based capital ratio	12.29	11.99	11.96	11.86	11.79
Tier 1 leverage capital ratio	10.36	10.46	9.97	10.29	10.25
Common equity tier 1 ratio	12.29	11.99	11.96	11.86	11.79

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.80%	0.81%	0.68%	0.60%	0.53%	0.80%	0.57%
Return on average equity(6)	13.65	13.84	12.24	10.41	9.50	13.74	10.07
Net interest margin(7)(13)	2.27	2.28	1.98	1.91	1.86	2.27	1.87
Yield on interest-earning assets(8)(13)	5.07	5.04	5.02	5.16	5.13	5.06	5.06
Cost of interest-bearing liabilities	3.28	3.25	3.57	3.84	3.83	3.27	3.77
Efficiency ratio(9)(13)	56.45	56.37	60.79	63.28	67.14	56.41	64.62
Nonperforming assets to total assets(10)	0.00	0.00	0.00	0.01	0.01
ACL ratio(11)	1.03	1.01	1.01	0.97	0.95
Loans/total assets	73.12	75.66	74.84	75.75	75.63
Loans/total deposits	87.45	90.73	89.49	92.15	94.27
Tangible common equity ratio(12)	5.94	5.97	5.68	5.90	5.65

(1) Includes accumulated other comprehensive loss.
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses on loans divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Six Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$21,419	$20,855	$19,422	$17,960	$17,230	$42,274	$33,980
Tax-equivalent adjustment (1)	59	66	16	29	55	125	137
Net interest income on a FTE basis (non-GAAP)	21,478	20,921	19,438	17,989	17,285	42,399	34,117
Average interest-earning assets	3,799,081	3,717,441	3,910,978	3,749,688	3,731,674	3,758,487	3,663,814
Net interest margin on a FTE basis (non-GAAP)	2.27%	2.28%	1.98%	1.91%	1.86%	2.27%	1.87%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$21,478	$20,921	$19,438	$17,989	$17,285	$42,399	$34,117
Noninterest income	2,410	2,243	1,430	2,359	2,346	4,653	4,645
Adjustment for realized securities losses, net	—	—	1,172	—	—	—	—
Adjustment for losses on disposal of premises and equipment, net	—	8	—	26	21	8	21
Adjusted income	23,888	23,172	22,040	20,374	19,652	47,060	38,783
Noninterest expense	13,485	13,063	13,399	12,892	13,194	26,548	25,062
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	56.45%	56.37%	60.79%	63.28%	67.14%	56.41%	64.62%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.